UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2021

LAZYDAYS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38424	82-4183498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6130 Lazy Days Blvd., Seffner, Florida	33584
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LAZY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 below are incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 13, 2021, certain subsidiaries of Lazydays Holdings, Inc. (the “Company”) entered into a letter agreement (the “Extension Letter”) with Manufacturers and Traders Trust Company (the “Administrative Agent”) and the lenders party to the Credit Agreement, dated as of March 15, 2018, by and among the Company, certain of its subsidiaries, the lenders party thereto and the Administrative Agent (as amended, the “Credit Agreement”). Pursuant to the Extension Letter, the lenders and the Administrative Agent agreed to extend the final maturity and termination dates of the credit facilities provided under the Credit Agreement from March 15, 2021 to June 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

February 17, 2021	By	/s/ William P. Murnane
Date		William P. Murnane
Chief Executive Officer